Exhibit 4.1

CIVISTA BANCSHARES, INC.

As Issuer,

and

UMB BANK, NATIONAL ASSOCIATION

As Trustee

INDENTURE

Dated as of November 30, 2021

3.25% Fixed-to-Floating Rate Subordinated Notes due 2031

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
§310(a)(1)	508
(a)(2)	508
(a)(5)	508
(b)	508, 509
§311(a)	505
(b)	505
§312(a)	601
(b)	602
(c)	602
§313(a)	603
(b)(2)	603
(c)	603
(d)	603
§314(a)	604
(a)(4)	907
(c)(1)	102
(c)(2)	102
(e)	102
§315(a)	501,502
(b)	503
(c)	501
(d)	501,502
(e)	413
§316(a) (last sentence)	101
(a)(1)(A)	402,411
(a)(1)(B)	411,412
(b)	407
(c)	104
§317(a)(1)	402
(a)(2)	403
(b)	903
§318(a)	107
(b)	107
(c)	107

Note: This Cross-Reference table will not, for any purpose, be deemed part of this Indenture.

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THIS INDENTURE dated as of November 30, 2021, is between CIVISTA BANCSHARES, INC., an Ohio corporation (the “Company”), and UMB BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for an issue of $75.0 million in aggregate principal amount of 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031, subject to the terms and conditions set forth in this Indenture.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Subordinated Notes are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Subordinated Notes by the Holders thereof, the Company and the Trustee agree as follows for the benefit of each other and for the benefit of the respective Holders from time to time of the Subordinated Notes.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 101 Definitions.

Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, the terms defined in this Section for all purposes of this Indenture, any Company Order, any Board Resolution, and any indenture supplemental hereto will have the respective meanings specified in this Section.

“Act,” when used with respect to any Holders, is defined in Section 104.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Subordinated Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authenticating Agent” means any Person authorized by the Trustee in accordance with Section 512 to act on behalf of the Trustee to authenticate Subordinated Notes.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Officer” means each of the Chairman of the Board, the Chief Executive Officer and President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer and the Controller of the Company.

“Bankruptcy Laws” mean Title 11, United States Code (11 U.S.C. §§101 et seq.) or any similar federal or state law for the relief of debtors.

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if: (i) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date: (i) Compounded SOFR; (ii) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; (iii) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; (iv) the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment. If the Benchmark Replacement, as determined pursuant to clause (i), (ii), (iii) or (iv) above would be less than zero, the Benchmark Replacement will be deemed to be zero.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date: (i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (ii) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and (iii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Rate Period,” timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (i) in the case of clause (i) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination; (ii) in the case of clause (ii) or (iii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (iii) in the case of clause (iv) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination. Further, for the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (i) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Calculation Agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible; (ii) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (iv) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. For the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

“Board of Directors” means, as to any Person, the board of directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Board Resolution” means one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of Ohio, Houston, Texas or the Borough of Manhattan, New York, New York are authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means the agent appointed by the Company prior to the commencement of the Floating Rate Period (which may include the Company or any of its Affiliates) to act in accordance with Section 213. The initial Calculation Agent shall be the Company.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” is defined in the preamble to this Indenture.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed on behalf of the Company by an Authorized Officer and delivered to the Trustee.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with: (i) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that: (ii) if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. Dollar-denominated floating rate securities at such time. For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 219 basis points per annum.

“Corporate Trust Office” means the address of the Trustee specified in Section 105 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated address of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

“Covenant Defeasance” is defined in Section 302(3).

“Defaulted Interest” is defined in Section 210.

“Definitive Subordinated Notes” means, individually and collectively, each Restricted Definitive Subordinated Note and each Unrestricted Definitive Subordinated Note, substantially in the form of Exhibit A-l hereto, issued under this Indenture.

“Depositary” means, with respect to any Subordinated Note issuable or issued in whole or in part in global form, the Person designated as depositary by the Company in accordance with this Indenture, and any and all successors thereto appointed as Depositary under this Indenture.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States.

“Event of Default” is defined in Section 401.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Exchange Notes” means the Subordinated Notes issued in the Exchange Offer in accordance with Section 208.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Fixed Interest Payment Date” means June 1 and December 1 of each year, beginning June 1, 2022.

“Floating Interest Payment Date” means March 1, June 1, September 1 and December 1 of each year, beginning December 1, 2026.

“Floating Rate Interest Period” is defined in Section 213.

“Floating Rate Period” is defined in Section 213.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the Commission) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.

“Global Subordinated Notes” means, individually and collectively, each Restricted Global Subordinated Note and each Unrestricted Global Subordinated Note, substantially in the form of Exhibit A-2 hereto, issued under this Indenture.

“Government Obligations” means securities which are direct obligations of the United States of America in each case where the payment or payments thereunder are supported by the full faith and credit of the United States of America.

“Holder” means the Person in whose name the Subordinated Note is registered in the Subordinated Note Register.

“Indenture” means this Indenture, as amended and supplemented from time to time in accordance with its terms.

“Initial Notes” means the $75.0 million in aggregate principal amount of the Company’s 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 issued under this Indenture on the date hereof.

“Interest Payment Date” means either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.

“interest period” means the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the original issue date of the Subordinated Notes to, but excluding, the applicable Interest Payment Date or the Stated Maturity or date of earlier redemption, if applicable.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“Investment Company Event” means the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that the Company is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Legal Defeasance” is defined in Section 302(2).

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with an Exchange Offer.

“Maturity” means the date on which the principal of a Subordinated Note or an installment of principal becomes due and payable as provided in or under this Indenture or such Subordinated Note, whether at the Stated Maturity or by an acceleration of the maturity of such Subordinated Note in accordance with the terms of such Subordinated Note, upon redemption at the option of the Company, upon repurchase or repayment or otherwise, and includes a Redemption Date for such Subordinated Note and a date fixed for the repurchase or repayment of such Subordinated Note at the option of the Holder.

“Officer” means, with respect to any Person, the chairman of the board, vice chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that complies with the requirements of Section 102 and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, which opinion meets the requirements of Section 102. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Outstanding,” when used with respect to any Subordinated Notes, means, as of the date of determination, all such Subordinated Notes theretofore authenticated and delivered under this Indenture, except (1) any such Subordinated Note theretofore cancelled by the Trustee or the Registrar or delivered to the Trustee or the Registrar for cancellation; (2) any such Subordinated

Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited in accordance with this Indenture (other than in accordance with Section 302) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company will act as its own Paying Agent) for the Holders of such Subordinated Notes, provided that, if such Subordinated Notes are to be redeemed, notice of such redemption has been duly given in accordance with this Indenture or provision therefor satisfactory to the Trustee has been made; (3) any such Subordinated Note with respect to which the Company has effected Legal Defeasance or Covenant Defeasance in accordance with Section 302, except to the extent provided in Section 302; and (4) any such Subordinated Note that has been paid in accordance with Section 209 or in exchange for or in lieu of which other Subordinated Notes have been authenticated and delivered under this Indenture, unless there will have been presented to the Trustee proof satisfactory to the Trustee that such Subordinated Note is held by a bona fide purchaser in whose hands such Subordinated Note is a valid obligation of the Company; provided, however, in all cases, that in determining whether the Holders of the requisite principal amount of Outstanding Subordinated Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Subordinated Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be Outstanding. Subordinated Notes so owned that will have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Subordinated Notes and that the pledgee is not the Company or an Affiliate of the Company.

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Paying Agent” is defined in Section 206.

“Person” mean any individual, corporation, partnership, association, limited liability company, other company, statutory trust, business trust, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” with respect to any Subordinated Note, means the place or places where the principal of, or interest on, such Subordinated Note are payable as provided in or under this Indenture or such Subordinated Note.

“Private Placement Legend” means the legend set forth in Section 204 of this Indenture to be placed on all Subordinated Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the Subordinated Note Purchase Agreement concerning the Subordinated Notes, dated November 30, 2021, by and among the Company and the purchasers identified therein.

“Redemption Date” with respect to any Subordinated Note or portion thereof to be redeemed, means the date fixed for such redemption by or under this Indenture or such Subordinated Note.

“Redemption Price” with respect to any Subordinated Note or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or under this Indenture or such Subordinated Note.

“Reference Time” with respect to any determination of a Benchmark means: (i) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Registrar” is defined in Section 206.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached as Exhibit B to the Purchase Agreement with respect to the Subordinated Notes, dated as of the date of this Indenture, by and among the Company and the purchasers of the Initial Notes identified therein.

“Regular Record Date,” with respect to any Interest Payment Date, means the close of business on the fifteenth calendar day prior to such Interest Payment Date, without regard to whether the Regular Record Date is a Business Day.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office who has direct responsibility for the administration of this Indenture and, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Subordinated Note” means a Definitive Subordinated Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Subordinated Note” means a Global Subordinated Note bearing, or that is required to bear, the Private Placement Legend,

“Restricted Subordinated Note” means a Restricted Global Subordinated Note or a Restricted Definitive Subordinated Note.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.

“Senior Indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments the Company makes in respect of the following categories of debt, whether that debt was outstanding on the date of execution of this Indenture or thereafter incurred, created or assumed: (1) all indebtedness of the Company for borrowed money, whether or not evidenced by notes, debentures, bonds, securities or other similar instruments issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered, and including, but not limited to, deposits of Civista Bank, the Company’s wholly-owned banking subsidiary, and all obligations to the Company’s general and secured creditors; (2) indebtedness of the Company for money borrowed or represented by purchase money obligations, as defined below; (3) the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise; (4) reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations; (5) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements; (6) all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; (7) any other obligation of the Company to its general creditors; (8) all obligations of the type referred to in clauses (1) through (7) of other persons for the payment of which the Company is liable contingently or otherwise to pay or advance money as obligor, guarantor, endorser or otherwise; (9) all obligations of the types referred to in clauses (1) through (8) of other persons secured by a lien on any property or asset of the Company; and (10) deferrals, renewals or extensions of any of the indebtedness or obligations described above.

However, clauses (1) through (10) above exclude: (w) any subordinated debentures or junior subordinated debentures of the Company underlying trust preferred securities issued by subsidiary trusts of the Company that are outstanding as of the date hereof or that are issued after the date hereof by a subsidiary trust of the Company, (x) any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the Subordinated Notes are subordinated; (y) the Subordinated Notes; and (z) unless expressly provided in the terms thereof, any indebtedness of the Company to its Subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable as set forth in clause (6) above.

“Significant Subsidiary” means any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (as such rule is in effect on the date of this Indenture).

“SOFR” means the daily secured overnight financing rate published by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

“Special Record Date” for the payment of any Defaulted Interest on any Subordinated Note means a date fixed in accordance with Section 210.

“Stated Maturity” means December 1, 2031.

“Subordinated Note” or “Subordinated Notes” means the Initial Notes and the Exchange Notes and, more particularly, any Subordinated Note authenticated and delivered under this Indenture, including those Subordinated Notes issued or authenticated upon transfer, replacement or exchange.

“Subordinated Note Register” is defined in Section 206.

“Subordination Provisions” means the provisions contained in Article XI or any provisions with respect to subordination contained in the Subordinated Notes.

“Subsidiary” means a corporation, a partnership, business or statutory trust or a limited liability company, a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

“Tax Event” means the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest paid by the Company on the Subordinated Notes is not, or, within 90 days of the date of such legal opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Interest Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Tier 2 Capital” means Tier 2 capital for purposes of capital adequacy regulations of the Federal Reserve Board, as then in effect and applicable to the Company.

“Tier 2 Capital Event” means the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that the Subordinated Notes do not constitute, or within 90 days of the date of such legal opinion will not constitute, Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means UMB Bank, National Association, as trustee, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor serving hereunder.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Definitive Subordinated Note” means a Definitive Subordinated Note that does not bear, and is not required to bear, the Private Placement Legend.

“Unrestricted Global Subordinated Note” means a Global Subordinated Note that does not bear, and is not required to bear, the Private Placement Legend.

Section 102 Compliance Certificates and Opinions.

Except as otherwise expressly provided in or under this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company will furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to which compliance with a condition provided for in this Indenture (other than an Officers’ Certificate provided under Section 907) must comply with the provisions of Section 314(e) of the Trust Indenture Act and must include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such person, such condition has been satisfied.

Section 103 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based is erroneous.

Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Subordinated Note, they may, but need not, be consolidated and form one instrument.

Section 104 Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or under this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action will become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Subordinated Note, will be sufficient for any purpose of this Indenture and (subject to Section 501) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine, and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Subordinated Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, will be proved by the Subordinated Note Register.

(4) The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, any such record date will be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation. If a record date is fixed, the Holders on such record date, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.

(5) Any effective request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Subordinated Note will bind every future Holder of the same Subordinated Note and the Holder of every Subordinated Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Subordinated Note.

(6) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so in accordance with such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount in accordance with this paragraph will have the same effect as if given or taken by separate Holders of each such different part.

(7) Without limiting the generality of this Section 104, a Holder, including a Depositary that is a Holder of a Global Subordinated Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or under this Indenture or the Subordinated Notes to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Subordinated Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Subordinated Note through such Depositary’s Applicable Procedures. The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Subordinated Note entitled under the Applicable Procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.

Promptly upon any record date being set in accordance with this Section 104, the Company, at its own expense, will cause notice of the record date, the proposed action by Holders and the expiration date to be given to the Trustee in writing and the Holders in the manner set forth in Section 105.

Section 105 Required Notices or Demands.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or delivered by registered or certified mail (return receipt requested), email or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

Civista Bancshares, Inc. 100 East Water Street
Sandusky, Ohio 44870
Attention: Dennis G. Shaffer
President and Chief Executive Officer
Email: dgshaffer@civistabank.com

If to the Trustee:

UMB Bank, National Association, as Trustee 5555 San Felipe St, Suite 870
Houston, TX 77056
Attention: Mauri J. Cowen, Sr. Vice President, Corporate Trust Services
Email: mauri.cowen@umb.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if delivered by mail; on the first Business Day after being sent, if sent by email and the sender receives confirmation of successful transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice required or permitted to be given to a Holder under the provisions of this Indenture will be deemed to be properly delivered by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Subordinated Note Register. Any report in accordance with Section 313 of the Trust Indenture Act will be transmitted in compliance with subsection (c) therein. If the Company delivers a notice or communication to Holders, the Company will deliver a copy to the Trustee at the same time.

In any case where notice to Holders of Subordinated Notes is delivered by mail, neither the failure to deliver such notice, nor any defect in any notice so delivered, to any particular Holder of a Subordinated Note will affect the sufficiency of such notice with respect to other Holders of Subordinated Notes. Any notice that is delivered in the manner herein provided will be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as will be made with the approval of the Trustee will constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders of Subordinated Notes will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision herein, where this Indenture provides for notice to any Holder of a Global Subordinated Note, or of an interest therein, such notice will be sufficiently given if given to the Depositary for such Global Subordinated Note (or its designee) according to the Applicable Procedures of such Depositary prescribed for giving such notice.

Section 106 Language of Notices.

Any request, demand, authorization, direction, notice, consent or waiver or other Act required or permitted under this Indenture will be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 107 Incorporation by Reference of Trust Indenture Act; Conflicts.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The Trust Indenture Act term “obligor” used in this Indenture means the Company and any successor obligor upon the Subordinated Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them as of the date of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture that is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision will control. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the duties imposed by Section 318(c) of the Trust Indenture Act will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provisions of the Trust Indenture Act will be deemed to apply to this Indenture as so modified or will be excluded, as the case may be.

Section 108 Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and will not affect the construction of this Indenture.

Section 109 Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture by or on behalf of the Company or the Trustee will bind its respective successors and permitted assigns, whether so expressed or not.

Section 110 Severability.

In case any provision in this Indenture or any Subordinated Note will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 111 Benefits of Indenture.

Nothing in this Indenture or any Subordinated Note, express or implied, will give to any Person, other than the parties hereto, any Registrar, any Paying Agent and their respective successors hereunder and the Holders of Subordinated Notes, and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112 Governing Law.

This Indenture and the Subordinated Notes will be deemed to be a contract made under the laws of the State of New York and will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any laws or principles of conflict of laws that would apply the laws of a different jurisdiction.

Section 113 Legal Holidays.

Unless otherwise specified in or under this Indenture or any Subordinated Notes, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Subordinated Note will be a day that is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Subordinated Note other than a provision in any Subordinated Note or in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of any Subordinated Note that specifically states that such provision will apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be (unless, with respect to a Floating Interest Payment Date, such day falls in the next calendar month, in which case the Floating Interest Payment Date will instead be the immediately preceding day that is a Business Day, and interest will accrue to the Floating Interest Payment Date as so adjusted), and no interest will accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day,

Section 114 Counterparts; Electronic Transmission.

This Indenture may be executed in several counterparts, each of which will be an original and all of which will constitute but one and the same instrument. Any facsimile or electronically transmitted copies hereof or signature hereon will, for all purposes, be deemed originals. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 115 Immunity of Certain Persons.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Subordinated Note, or because of any indebtedness evidenced thereby, will be had against any past, present or future shareholder, employee, officer or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Subordinated Notes by the Holders and as part of the consideration for the issue of the Subordinated Notes.

Section 116 Waiver of Jury Trial.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SUBORDINATED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 117 Force Majeure.

In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, hacking or cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee will use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 118 USA Patriot Act.

The Trustee hereby notifies the Company that in accordance with the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Trustee to identify the Company in accordance with the USA Patriot Act.

Section 119 No Sinking Fund.

The Subordinated Notes are not entitled to the benefit of any sinking fund.

Section 120 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “including” means including without limitation;

(6) “will” will be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) references to sections of, or rules under, the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(9) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(10) the words “herein,” “hereof and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II

THE SUBORDINATED NOTES

Section 201 Forms Generally.

The Subordinated Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A-l and Exhibit A-2, as applicable, which are a part of this Indenture. The Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company will provide any such notations, legends or endorsements to the Trustee in writing. Each Subordinated Note will be dated the date of its authentication. The terms and provisions contained in the Subordinated Notes will constitute, and are hereby expressly made a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Subordinated Note irreconcilably conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.

Section 202 Definitive Subordinated Notes.

The Initial Notes will be issued initially in the form of one or more Definitive Subordinated Notes, unless, before the issuance of such Initial Notes, the Company has determined that the Initial Notes may be represented by Global Subordinated Notes and has so notified the Trustee, in which event the Initial Notes will be issued in the form of one or more Global Subordinated Notes. The Exchange Notes will also be issued initially in the form of one or more Definitive Subordinated Notes, unless, before the issuance of such Exchange Notes, the Company has determined that the Subordinated Notes may be represented by Global Subordinated Notes and has so notified the Trustee, in which event the Exchange Notes will be issued in the form of one or more Global Subordinated Notes. Except as provided in Section 207, Holders of Definitive Subordinated Notes will not be entitled to transfer Definitive Subordinated Notes in exchange for beneficial interests in Global Subordinated Notes, and owners of beneficial interests in Global Subordinated Notes will not be entitled to receive physical delivery of Definitive Subordinated Notes.

Section 203 Global Subordinated Notes.

Each Global Subordinated Note issued under this Indenture will be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Subordinated Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Any adjustment of the aggregate principal amount of a Global Subordinated Note to reflect the amount of any increase or decrease in the amount of outstanding Subordinated Notes represented thereby will be made by the Trustee in accordance with written instructions given by the Holder thereof as required by Section 207 hereof and will be made on the records of the Trustee and the Depositary.

Section 204 Restricted Subordinated Notes.

Each Restricted Definitive Subordinated Note and Restricted Global Subordinated Note will bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.”

The Private Placement Legend set forth above will be removed and a new Subordinated Note of like tenor and principal amount without such Private Placement Legend will be executed by the Company, and upon written request of the Company (together with an Officers’ Certificate and an Opinion of Counsel) given at least three Business Days prior to the proposed authentication date, the Trustee will authenticate and deliver such new Subordinated Note to the respective Holder, if legal counsel to the Holder or owner of beneficial interests requesting the removal of such Private Placement Legend deliver to the Trustee, any Registrar and Paying Agent (if a different Person than the Trustee) and the Company an opinion of counsel in compliance with this Indenture and additionally opining that the restrictive legend can be removed in connection with the transfer in accordance with the Securities Act.

Section 205 Execution and Authentication.

Subordinated Notes will be executed on behalf of the Company by any Authorized Officer and may (but need not) have the Company’s corporate seal or a facsimile thereof reproduced thereon. The signature of an Authorized Officer on the Subordinated Notes may be manual or facsimile. Subordinated Notes bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company will, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Subordinated Notes or did not hold such offices at the date of such Subordinated Notes.

The Trustee or an Authenticating Agent will authenticate and deliver the Initial Notes for original issue in an aggregate principal amount of up to $75.0 million upon one or more Company Orders and an Opinion of Counsel. In addition, the Trustee or an Authenticating Agent will upon receipt of a Company Order, Opinion of Counsel and Officers’ Certificate authenticate and deliver any Exchange Notes for an aggregate principal amount not to exceed $75.0 million specified in such Company Order for Exchange Notes issued hereunder. The aggregate principal amount of Outstanding Subordinated Notes at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 209. The Subordinated Notes will be issued only in registered form without coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

The Trustee will not be required to authenticate any Subordinated Notes if the issue of such Subordinated Notes under this Indenture will affect the Trustee’s own rights, duties or immunities under the Subordinated Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

No Subordinated Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Subordinated Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Subordinated Note will be conclusive evidence, and the only evidence, that such Subordinated Note has been duly authenticated and delivered hereunder.

Section 206 Registrar and Paying Agent.

The Company will maintain an office or agency where Subordinated Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Subordinated Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Subordinated Notes (“Subordinated Note Register”) and of their transfer and exchange. The registered Holder of a Subordinated Note will be treated as the owner of the Subordinated Note for all purposes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided that no such removal or replacement will be effective until a successor Paying Agent or Registrar will have been appointed by the Company and will have accepted such appointment. The Company will notify the Trustee in writing of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Subordinated Notes and, in the event that any Subordinated Notes are issued in global form, to initially act as custodian with respect to the Global Subordinated Notes. In the event that the Trustee will not be or will cease to be Registrar with respect the Subordinated Notes, it will have the right to examine the Subordinated Note Register at all reasonable times. There will be only one Subordinated Note Register.

Section 207 Registration of Transfer and Exchange.

(1) Except as otherwise provided in or under this Indenture, upon surrender for registration of transfer of any Subordinated Note, the Company will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Subordinated Notes denominated as authorized in or under this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or under this Indenture, at the option of the Holder, Subordinated Notes may be exchanged for other Subordinated Notes containing identical terms and provisions, in any authorized denominations (minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof), and of a like aggregate principal amount, upon surrender of the Subordinated Notes to be exchanged at any office or agency for such purpose. Whenever any Subordinated Notes are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver, subject to the terms hereof, the Subordinated Notes that the Holder making the exchange is entitled to receive.

All Subordinated Notes issued upon any registration of transfer or exchange of Subordinated Notes will be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Subordinated Notes surrendered upon such registration of transfer or exchange.

Every Subordinated Note presented or surrendered for registration of transfer or for exchange or redemption will (if so required by the Company or the Registrar for such Subordinated Note) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for such Subordinated Note duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge will be made for any registration of transfer or exchange of Subordinated Notes, or any redemption or repayment of Subordinated Notes, or any conversion or exchange of Subordinated Notes for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Subordinated Notes from the Holder requesting such transfer or exchange.

Except as otherwise provided in or under this Indenture, the Company will not be required (i) to issue, register the transfer of or exchange any Subordinated Notes during a period beginning at the opening of business 15 days before the day of the selection for redemption of Subordinated Notes under Section 1003 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Subordinated Note, or portion thereof, so selected for redemption, except in the case of any Subordinated Note to be redeemed in part, the portion thereof not to be redeemed.

Any Registrar appointed in accordance with Section 206 hereof will provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Subordinated Notes upon transfer or exchange of Subordinated Notes. No Registrar will be required to make registrations of transfer or exchange of Subordinated Notes during any periods designated in the Subordinated Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Subordinated Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Subordinated Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Paying Agent will have any responsibility for any actions taken or not taken by the Depositary.

(2) When Definitive Subordinated Notes are presented by a Holder to the Registrar with a request to register the transfer of such Definitive Subordinated Notes or to exchange such Definitive Subordinated Notes for an equal principal amount of Definitive Subordinated Notes of other authorized denominations, the Registrar will register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Subordinated Notes surrendered for transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(3) A Global Subordinated Note may not be transferred except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Subordinated Notes will be exchanged by the Company for Definitive Subordinated Notes if: (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Subordinated Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, (ii) the Company determines that the Subordinated Notes are no longer to be represented by Global Subordinated Notes and so notifies the Trustee in writing, or (iii) an Event of Default has occurred and is continuing with respect to the Subordinated Notes and the Depositary or its participant(s) has requested the issuance of Definitive Subordinated Notes.

Any Global Subordinated Note exchanged in accordance with clause (i) or (ii) above will be so exchanged in whole and not in part, and any Global Subordinated Note exchanged in accordance with clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Subordinated Notes will be issued in fully registered form, without interest coupons, will have an aggregate principal amount equal to that of the Global Subordinated Note or portion thereof to be so exchanged, will be registered in such names and be in such authorized denominations as the Depositary will instruct the Trustee in writing and will bear such legends as provided herein. Global Subordinated Notes also may be exchanged or replaced, in whole or in part, as provided in Section 209 hereof. Every Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Global Subordinated Note or any portion thereof, in accordance with this Section 207 or Section 209 hereof, will be authenticated and delivered in the form of, and will be, a Global Subordinated Note, except as otherwise provided herein. A Global Subordinated Note may not be exchanged for another Subordinated Note other than as provided in this Section 207(3); however, beneficial interests in a Global Subordinated Note may be transferred and exchanged as provided in Section 207(4) hereof.

Any Global Subordinated Note to be exchanged in whole will be surrendered by the Depositary to the Trustee. With regard to any Global Subordinated Note to be exchanged in part, either such Global Subordinated Note will be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Subordinated Note, the principal amount thereof will be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee will authenticate and deliver the Subordinated Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4) The transfer and exchange of beneficial interests in the Global Subordinated Notes will be effected through the Depositary in accordance with the Applicable Procedures and this Section 207.

(5) A Definitive Subordinated Note may not be exchanged for a beneficial interest in a Global Subordinated Note unless the Company determines that the Subordinated Notes may be represented by Global Subordinated Notes and so notifies the Trustee. After the Company has determined that the Subordinated Notes may be represented by Global Subordinated Notes and so notifies the Trustee in writing, then upon receipt by the Trustee of a Definitive Subordinated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from such Holder directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Subordinated Note to reflect an increase in the aggregate principal amount of the Subordinated Notes represented by the Global Subordinated Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee will cancel such Definitive Subordinated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Subordinated Notes represented by the Global Subordinated Note to be increased by the aggregate principal amount of the Definitive Subordinated Note to be exchanged, and will credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Subordinated Note equal to the principal amount of the Definitive Subordinated Note so cancelled. If no Global Subordinated Notes are then outstanding, the Company will issue and the Trustee will authenticate, upon Company Order, a new Global Subordinated Note in the appropriate principal amount.

(6) At such time as all beneficial interests in a particular Global Subordinated Note have been exchanged for Definitive Subordinated Notes or a particular Global Subordinated Note has been repurchased or canceled in whole and not in part, each such Global Subordinated Note will be returned to or retained and canceled by the Trustee in accordance with Section 212 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Subordinated Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Subordinated Note or for Definitive Subordinated Notes, the principal amount of Subordinated Notes represented by such Global Subordinated Note will be reduced accordingly by adjustments made on the records of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Subordinated Note, such other Global Subordinated Note will be increased accordingly by adjustments made on the records of the Trustee to reflect such increase.

(7) No Restricted Subordinated Note will be transferred or exchanged except in compliance with the Private Placement Legend or as provided in accordance with Section 208. In addition to the provisions for transfer and exchange set forth in this Section 207, the Trustee, any Registrar and Paying Agent (if a different Person than the Trustee) and the Company may, prior to effecting any requested transfer or exchange of any Restricted Subordinated Notes, other than an exchange in accordance with Section 208, require that legal counsel to the Holder or owner of beneficial interests requesting such transfer or exchange deliver to the Trustee, any Registrar and Paying Agent (if a different Person than the Trustee) and the Company, an Opinion of Counsel in compliance with this Indenture and additionally opining that the transfer or exchange is in compliance with the requirements of the Private Placement Legend and that the Subordinated Note issued to the transferee or in exchange for the Restricted Subordinated Note may be issued free of the Private Placement Legend. Any untransferred or unexchanged balance of a Restricted Subordinated Note will be reissued to the Holder with the Private Placement Legend, unless the Private Placement Legend may be omitted in accordance with Section 204, as evidenced by the Opinion of Counsel.

Section 208 Exchange Offer.

Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 205 hereof, the Trustee will authenticate (i) Unrestricted Definitive Subordinated Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Subordinated Notes tendered in such Exchange Offer for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the applicable Exchange Notes and (z) they are not Affiliates of the Company, and accepted for exchange in such Exchange Offer or, if permitted by the Company, (ii) one or more Unrestricted Global Subordinated Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Subordinated Notes tendered in such Exchange Offer for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the applicable Exchange Notes and (z) they are not Affiliates of the Company, and accepted for exchange in such Exchange Offer. Concurrently with the issuance of such Unrestricted Global Subordinated Notes upon exchange of Restricted Global Subordinated Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Subordinated Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Subordinated Notes so accepted Unrestricted Definitive Subordinated Notes in the applicable principal amount. Any Subordinated Notes that remain outstanding after the consummation of such Exchange Offer, and Exchange Notes issued in connection with such Exchange Offer, will be treated as a single class of securities under this Indenture.

Section 209 Mutilated, Destroyed, Lost and Stolen Subordinated Notes.

If any mutilated Subordinated Note is surrendered to the Trustee, subject to the provisions of this Section 209, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Subordinated Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Subordinated Note, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Subordinated Note has been acquired by a bona fide purchaser, the Company will execute and, upon the Company’s written instructions to the Trustee will authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Subordinated Note, a new Subordinated Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 209, in case the outstanding principal balance of any mutilated, destroyed, lost or stolen Subordinated Note has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article X hereof, the Company in its discretion may, instead of issuing a new Subordinated Note, pay or redeem such Subordinated Note, as the case may be.

Upon the issuance of any new Subordinated Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Subordinated Note issued in accordance with this Section in lieu of any destroyed, lost or stolen Subordinated Note will constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Subordinated Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Subordinated Notes duly issued hereunder.

The provisions of this Section, as amended or supplemented in accordance with this Indenture with respect to particular Subordinated Notes or generally, will (to the extent lawful) be exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Notes.

Section 210 Payment of Interest; Rights to Interest Preserved.

Any interest on any Subordinated Note that will be payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Subordinated Note is registered on the Regular Record Date for such Interest Payment Date.

Any interest on any Subordinated Note that will be payable, but will not be punctually paid or duly provided for, on any Interest Payment Date for such Subordinated Note (herein called “Defaulted Interest”) will cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Subordinated Note will be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the following manner. The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Subordinated Note and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Company will fix or cause to be fixed a Special Record Date for the payment of such Defaulted Interest, which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company), will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to the Holder of such Subordinated Note at the Holder’s address as it appears in the Subordinated Note Register not less than 10 days prior to such Special Record Date. The Company may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, New York, New York, but such publication will not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest will be paid to the Person in whose name such Subordinated Note will be registered at the close of business on such Special Record Date and will no longer be payable under the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Subordinated Note may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment under this Clause, such payment will be deemed practicable by the Trustee.

Unless otherwise provided in or under this Indenture or the Subordinated Notes, at the option of the Company, interest on Subordinated Notes that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address will appear in the Subordinated Note Register or by transfer to an account maintained by the payee with a bank located in the United States.

Subject to the foregoing provisions of this Section and Section 207, each Subordinated Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Subordinated Note will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Subordinated Note.

Section 211 Persons Deemed Owners.

Prior to due presentment of a Subordinated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Subordinated Note is registered in the Subordinated Note Register as the owner of such Subordinated Note for the purpose of receiving payment of principal of, and (subject to Section 207 and Section 210) interest on, such Subordinated Note and for all other purposes whatsoever, whether or not any payment with respect to such Subordinated Note will be overdue, and neither the Company, the Trustee or any agent of the Company or the Trustee will be affected by notice to the contrary.

No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary will have any rights under this Indenture with respect to such Global Subordinated Note, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Subordinated Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee, any Paying Agent or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary, as a Holder, with respect to a Global Subordinated Note or impair, as between such Depositary and the owners of beneficial interests in such Global Subordinated Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as the Holder of such Global Subordinated Note.

Section 212 Cancellation.

All Subordinated Notes surrendered for payment, redemption, registration of transfer or exchange will, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Subordinated Note, as well as Subordinated Notes surrendered directly to the Trustee for any such purpose, will be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Subordinated Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Subordinated Notes so delivered will be cancelled promptly by the Trustee. No Subordinated Notes will be authenticated in lieu of or in exchange for any Subordinated Notes cancelled as provided in this Section, except as expressly permitted by or under this Indenture. All cancelled Subordinated Notes held by the Trustee will be disposed of in accordance with its procedure for the disposition of cancelled Subordinated Notes and applicable retention laws, and the Trustee upon the written request of the Company will deliver to the Company a certificate of such disposition, unless by a Company Order the Company shall direct that cancelled Subordinated Notes shall be returned to the Company.

Section 213 Computation of Interest.

(1) From and including the original issue date of the Subordinated Notes, or from the most recent date to which interest has been paid or duly provided for, to but excluding December 1, 2026 or earlier redemption date (as contemplated by Article X herein), the rate at which the Subordinated Notes shall bear interest shall be 3.25% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on each Fixed Interest Payment Date, beginning on June 1, 2022.

(2) From and including December 1, 2026, to but excluding the Stated Maturity or earlier Redemption Date (the “Floating Rate Period”), the rate at which the Subordinated Notes shall bear interest shall be a floating rate per annum, reset quarterly, equal to the then-current Three-Month Term SOFR plus a spread of 219 basis points, or such other rate as determined pursuant to this Indenture, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on each Floating Interest Payment Date. Notwithstanding the foregoing, if Three-Month Term SOFR (or other applicable Benchmark) is less than zero, then Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero. A “Floating Rate Interest Period” means, the period from, and including, each Floating Interest Payment Date to, but excluding, the next succeeding Floating Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including, December 1, 2026 to, but excluding, the next succeeding Floating Interest Payment Date. The interest payable during the Floating Rate Period will be paid to each Holder in whose name a Note is registered at the close of business (whether or not a Business Day) on the 15th calendar day immediately preceding the applicable Floating Interest Payment Date, provided that interest payable on the Stated Maturity shall be payable to the person to whom the principal hereof is payable. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall cease to be payable to the Holder on the relevant record date by virtue of having been a Holder on such date, and such defaulted interest may be paid by the Company to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed.

(3) Any payment of principal of or interest on the Subordinated Notes that would otherwise become due and payable on a day which is not a Business Day will become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest (unless, with respect to a Floating Interest Payment Date, such day falls in the next calendar month, in which case the Floating Interest Payment Date will instead be the immediately preceding day that is a Business Day, and interest will accrue to the Floating Interest Payment Date as so adjusted), and no interest will accrue in respect of such payment for the period after such day.

(4) The Company or the Calculation Agent, as applicable, shall calculate the amount of interest payable on any Interest Payment Date and the Trustee shall have no duty to confirm or verify any such calculation. U.S. Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

(5) The Company shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Subordinated Notes remain outstanding there will at all times be a Calculation Agent appointed to calculate Three-Month Term SOFR in respect of each Floating Rate Period. The calculation of Three-Month Term SOFR for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any period will be maintained on file at the Calculation Agent’s principal offices, will be made available to any Holder of the Subordinated Notes upon request and will be provided to the Trustee. The Calculation Agent shall have all the rights, protections and indemnities afforded to the Trustee hereunder. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within 30 days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. The Trustee shall not be under any duty to succeed to, assume or otherwise perform, any duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties and obligations hereunder. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent. The Company may appoint itself or any of its Affiliates to be the Calculation Agent.

(6) Effect of Benchmark Transition Event.

(a) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(b) Notwithstanding anything set forth in Section 213, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the Calculation Agent shall promptly provide notice of such determination to the Holders and the provisions set forth in this Section 213(6) will thereafter apply to all determinations of the interest rate on the Subordinated Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Subordinated Notes for each interest period during the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement plus 219 basis points.

(c) The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Subordinated Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark and under this Section 213(6). Any determination, decision or election that may be made by the Calculation Agent under the terms of the Subordinated Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection (i) will be conclusive and binding on the Holders of the Subordinated Notes and the Trustee absent manifest error, (ii) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (iii) if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects and (iv) notwithstanding anything to the contrary herein, shall become effective without consent from the Holders of the Subordinated Notes, the Trustee or any other party. If the Calculation Agent fails to make any determination, decision or election that it is required to make under the terms of the Subordinated Notes, then the Company will make such determination, decision or election on the same basis as described above.

(d) The Company (or its Calculation Agent) shall notify the Trustee in writing (i) upon the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (ii) of any Benchmark Replacements, Benchmark Replacement Conforming Changes and other items affecting the interest rate on the Subordinated Notes after a Benchmark Transition Event.

(e) The Trustee (including in its capacity as Paying Agent) shall have no (i) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark Replacement, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its Calculation Agent, as applicable, and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or Calculation Agent’s failure to select a Benchmark Replacement or the Calculation Agent’s failure to calculate a Benchmark. The Trustee shall be entitled to rely conclusively on all notices from the Company or its Calculation Agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regards to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of the Calculation Agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the Calculation Agent. The Trustee shall be entitled to conclusively rely on any determination made, and any instruction, notice, Officers’ Certificate or other instruction or information provided by the Calculation Agent without independent verification, investigation or inquiry of any kind. The Trustee shall not be obligated to enter into any amendment or supplement hereto that adversely impacts its rights, duties, obligations, immunities or liabilities (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes).

(f) If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

Section 214 CUSIP Numbers.

The Company may issue the Subordinated Notes with one or more “CUSIP” numbers (if then generally in use). The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers. The Trustee may use “CUSIP” numbers in notices (including but not limited to notices of redemption or exchange) as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Subordinated Notes or as contained in any notice (including any notice of redemption or exchange) and that reliance may be placed only on the other identification numbers printed on the Subordinated Notes, and any such notice will not be affected by any defect in or omission of such numbers.

ARTICLE III

SATISFACTION AND DISCHARGE OF INDENTURE

Section 301 Satisfaction and Discharge.

This Indenture will cease to be of further effect, and the Trustee, on receipt of a Company Order, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(a) all Subordinated Notes theretofore authenticated and delivered (other than (i) Subordinated Notes that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 209 and (ii) Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 903) have been delivered to the Trustee for cancellation; or

(b) all Subordinated Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Subordinated Notes not theretofore delivered to the Trustee for cancellation, including the principal of, and interest on, such Subordinated Notes, to the date of such deposit (in the case of Subordinated Notes which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Subordinated Notes; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Subordinated Notes, the obligations of the Company to the Trustee under Section 507 and, if money will have been deposited with the Trustee in accordance with Section 301(1)(b), the obligations of the Company and the Trustee with respect to the Subordinated Notes under Section 303 and Section 903 will survive.

Section 302 Defeasance and Covenant Defeasance.

(1) The Company may at its option and at any time, elect to have Section 302(2) or Section 302(3) be applied to such Outstanding Subordinated Notes upon compliance with the conditions set forth below in this Section 302. Legal Defeasance and Covenant Defeasance may be effected only with respect to all, and not less than all, of the Outstanding Subordinated Notes.

(2) Upon the Company’s exercise of the above option applicable to this Section 302(2), the Company will be deemed to have been discharged from its obligations with respect to such Outstanding Subordinated Notes on the date the conditions set forth in clause (4) of this Section 302 are satisfied (“Legal Defeasance”). For this purpose. Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Subordinated Notes, which will thereafter be deemed to be “Outstanding” only for the purposes of Section 302(5) and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under such Subordinated Notes and this Indenture insofar as such Subordinated Notes are concerned (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except for the following which will survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Subordinated Notes to receive, solely from the trust fund described in Section 302(4)(a) and as more fully set forth in this Section 302 and Section 303, payments in respect of the principal of and interest, if any, on, such Subordinated Notes when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Subordinated Notes under Section 207, Section 209, Section 902 and Section 903, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 302 and Section 303. The Company may exercise its option under this Section 302(2) notwithstanding the prior exercise of its option under Section 302(3) with respect to such Subordinated Notes.

(3) Upon the Company’s exercise of the above option applicable to this Section 302(3), the Company will be released from its obligations under clauses (ii) and (iii) of Section 904 and under Section 905, Section 906 and Section 907 on and after the date the conditions set forth in Section 302(4) are satisfied (“Covenant Defeasance”), and such Subordinated Notes will thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but will continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that with respect to such Outstanding Subordinated Notes, the Company may omit to comply with, and will have no liability in respect of any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply will not constitute a default, but, except as specified above, the remainder of this Indenture and such Subordinated Notes will be unaffected thereby.

(4) The following will be the conditions to application of Section 302(2) or Section 302(3) to any Outstanding Subordinated Notes:

(a) The Company will irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 508 who will agree to comply with the provisions of this Section 302 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (i) an amount in Dollars, (ii) Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such Subordinated Notes, money or (iii) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which will be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest, if any, on, such Outstanding Subordinated Notes on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be.

(b) Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Subordinated Notes will have occurred and be continuing on the date of such deposit, and, solely in the case of Legal Defeasance under Section 302(2), no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, under Section 401 will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to Legal Defeasance under Section 302(2) will not be deemed satisfied until the expiration of such period).

(d) In the case of Legal Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel will confirm that, the Holders of such Outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(e) In the case of Covenant Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(f) The Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as the case may be, under this Indenture have been satisfied.

(g) If the moneys or Government Obligations or combination thereof, as the case may be, deposited under Section 302(4)(a) above are sufficient to pay the principal of, and interest, if any, on, such Subordinated Notes provided such Subordinated Notes are redeemed on a particular Redemption Date, the Company will have given the Trustee irrevocable instructions to redeem such Subordinated Notes on such date and to provide notice of such redemption to Holders as provided in or under this Indenture.

(h) The Trustee will have received such other documents, assurances and Opinions of Counsel as the Trustee will have reasonably required.

(5) Subject to the provisions of the last paragraph of Section 903, all money and Government Obligations deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 302(5), the “Trustee”) in accordance with Section 302(4)(a) in respect of any Outstanding Subordinated Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal and interest but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited in accordance with this Section 302 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Subordinated Notes.

Section 303 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 903, all money and Government Obligations deposited with the Trustee in accordance with Section 301 or Section 302 will be held in trust and applied by the Trustee, in accordance with the provisions of such Subordinated Notes subject to discharge under Section 301 or Legal Defeasance or Covenant Defeasance under Section 302, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company, acting as its own Paying Agent) as the Trustee may determine in its discretion, to the Persons entitled thereto, of the principal and interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

Section 304 Reinstatement.

If the Trustee (or other qualifying trustee appointed in accordance with Section 302(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited in accordance with Section 301(1) or Section 302(4)(a) to pay any principal of, or interest, if any, on, the Subordinated Notes by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Subordinated Notes will be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of, and interest, if any, on the Subordinated Notes as contemplated by Section 301 or Section 302 as the case may be; provided, however, that if the Company makes any payment of the principal of, or interest if any on, the Subordinated Notes following the reinstatement of its obligations as aforesaid, the Company will be subrogated to the rights of the Holders of such Subordinated Notes to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

Section 305 Effect on Subordination Provisions.

The provisions of Article XI are expressly made subject to the provisions for, and to the right of the Company to effect, the satisfaction and discharge of all of the Subordinated Notes as set forth in and in accordance with Section 301 and the provisions for, and to the right of the Company to effect, Legal Defeasance and Covenant Defeasance of all of the Subordinated Notes as set forth in and in accordance with Section 302. As a result, and anything herein to the contrary notwithstanding, if the Company complies with the provisions of Section 301 to effect the satisfaction and discharge of the Subordinated Notes or complies with the provisions of Section 302 to effect the Legal Defeasance or Covenant Defeasance, upon the effectiveness of such satisfaction and discharge in accordance with Section 301 or of Legal Defeasance or Covenant Defeasance in accordance with Section 302, in the case of satisfaction and discharge in accordance with Section 301, or, in the case of Legal Defeasance or Covenant Defeasance in accordance with Section 302, the Subordinated Notes as to which Legal Defeasance or Covenant Defeasance, as the case may be, will have become effective will thereupon cease to be so subordinated in right of payment to the Senior Indebtedness and will no longer be subject to the provisions of Article XI and, without limitation to the foregoing, all moneys and Government Obligations deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge. Legal Defeasance or Covenant Defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, and interest, if any, on, such Subordinated Notes as and when the same will become due and payable notwithstanding the provisions of Article XI without regard to whether any or all of the Senior Indebtedness then outstanding will have been paid or otherwise provided for.

ARTICLE IV

REMEDIES

Section 401 Events of Default; Acceleration.

An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or in accordance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

(1) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days;

(2) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(3) the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of 30 days;

(4) the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable under this Indenture;

(5) the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Subordinated Notes or in this Indenture, and the continuation of such failure for a period of 60 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 105, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Subordinated Notes at the time Outstanding; or the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $15,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

Upon becoming aware of any Event of Default, the Company will promptly deliver to the Trustee a written statement specifying the Event of Default.

If an Event of Default described in Section 401(1) or Section 401(2) occurs, then the principal amount of all of the Outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all Outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices with respect to such Event of Default. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 401(1) or Section 401(2), neither the Trustee nor any Holder may accelerate the Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable.

If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Subordinated Notes or to enforce the performance of any provision of the Subordinated Notes or this Indenture.

Section 402 Failure to Make Payments.

If an Event of Default described in Section 401(3) or Section 401(4) occurs, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Subordinated Notes, the whole amount then due and payable with respect to such Subordinated Notes, with interest upon the overdue principal, and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to such Subordinated Notes or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Subordinated Notes, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 507.

If the Company fails to pay the money it is required to pay the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Subordinated Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

The Trustee may proceed to protect and enforce its rights and the rights of the Holders of Subordinated Notes by such appropriate judicial proceedings as the Trustee will deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on the Subordinated Notes, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to the Subordinated Notes, or make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

Section 403 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Subordinated Notes), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to

(1) file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Subordinated Notes, of the principal and interest owing and unpaid in respect of such Subordinated Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of such Subordinated Notes allowed in such judicial proceeding, and

(2) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders and to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due hereunder.

No provision of this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Subordinated Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors, or other similar committee.

Section 404 Trustee May Enforce Claims Without Possession of Subordinated Notes.

All rights of action and claims under this Indenture or the Subordinated Notes may be prosecuted and enforced by the Trustee without the possession of any of the Subordinated Notes or the production of such Subordinated Notes in any related proceeding, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 405 Application of Money Collected.

Any money collected by the Trustee in accordance with this Article IV or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any interest, upon presentation of the Subordinated Notes and the notation on such Subordinated Notes of the payment if only partially paid and upon surrender of such Subordinated Notes if fully paid:

FIRST: To the payment of all amounts due the Trustee (including the payment of Trustee’s agents, accountants, consultants, counsel and other experts employed by it in the exercise and performance of its powers and duties as Trustee), acting in any capacity hereunder, (including any predecessor trustee) under Section 507;

SECOND: To the payment of amounts then due and unpaid to the holders of Senior Indebtedness, to the extent required under the Subordination Provisions established with respect to the Subordinated Notes;

THIRD: To the payment of the amounts then due and unpaid for principal of and any interest on the Subordinated Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Subordinated Notes for principal and interest, respectively; and

FOURTH: The balance, if any, to the Person or Persons entitled thereto.

Section 406 Limitation on Suits.

No Holder of any Subordinated Note will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or any Subordinated Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Subordinated Notes;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Notes will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(3) such Holder or Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding;

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Notes; and

(6) such notification, request, and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder;

it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all of such Holders.

Section 407 Unconditional Right of Holders to Payments.

Notwithstanding any other provision in this Indenture, the Holder of any Subordinated Note will have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 207 and Section 210) any interest on such Subordinated Note on the respective Stated Maturity or Maturities expressed in such Subordinated Note (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment and such rights will not be impaired without the consent of such Holder.

Section 408 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 409 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Subordinated Notes in the last paragraph of Section 209, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 410 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Subordinated Notes to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 411 Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Subordinated Notes, provided that

(1) such direction will not violate any rule of law or this Indenture or the Subordinated Notes,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee will have the right to decline to follow any such direction if the Trustee in good faith will determine that the proceeding so directed would involve the Trustee in personal liability.

Section 412 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Notes may on behalf of the Holders of all the Subordinated Notes waive any past default under this Indenture and its consequences, except a default in the payment of the principal of, or interest on, any Subordinated Note, or in respect of a covenant or provision of this Indenture which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Note.

Upon any such waiver, such default will cease to exist, and any Event of Default arising from such default will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any consequent right.

Section 413 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Subordinated Notes by his acceptance of such Subordinated Notes will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 413 will not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest, if any, on any Subordinated Notes on or after the Stated Maturity or Maturities expressed in such Subordinated Notes (or, in the case of redemption, on or after the Redemption Date).

ARTICLE V

THE TRUSTEE

Section 501 Duties of Trustee.

(1) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it hereby, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2) Except during the continuance of an Event of Default:

(a) the duties of the Trustee will be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth herein and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; however, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3) Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (1) and (2) of this Section 501 and to Section 502.

(4) No provision hereof will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(5) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee shall be held uninvested and need not be segregated from other funds except to the extent required by law.

Section 502 Certain Rights of Trustee.

Subject to Section 315(a) through Section 315(d) of the Trust Indenture Act:

(1) the Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or a Company Order (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence will be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or Opinion of Counsel, or both, which will comply with Section 102;

(4) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(5) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by or under this Indenture at the request or direction of any Holder(s) under this Indenture, unless such Holder(s) will have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(6) the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company and will incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee will not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) in no event will the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(10) the Trustee will not be required to take notice or be deemed to have notice of any default or Event of Default, except failure by the Company to pay or cause to be made any of the payments required to be made to the Trustee, unless a Responsible Officer of the Trustee shall receive written notice of such default or Event of Default from the Company or from the Holders of at least 25% in aggregate principal amount of the then Outstanding Subordinated Notes delivered to the Corporate Trust Office of the Trustee and in the absence of such notice so delivered the Trustee may conclusively assume no default or Event of Default exists;

(11) the Trustee shall have no duty to monitor or confirm compliance by the Company with the terms of this Indenture or any Subordinated Note;

(12) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified for all costs (including those of its retained professionals), are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed or appointed to act hereunder;

(13) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions under this Indenture;

(14) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(15) the Trustee shall not be liable or responsible for any calculation in connection with the transactions contemplated hereunder nor for any information used in connection with such calculation;

(16) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(17) the Trustee shall not be bound to make any investigation into (i) the performance of or compliance with any of the covenants or agreements set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document.

Section 503 Notice of Defaults.

Within 90 days after a Responsible Officer of the Trustee is notified of the occurrence of any default hereunder with respect to the Subordinated Notes, the Trustee will deliver to all Holders entitled to receive reports in accordance with Section 603(3), notice of such default hereunder known to the Trustee, unless such default will have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest, if any, on, any Subordinated Note, the Trustee will be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the best interest of the Holders. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Subordinated Notes.

Section 504 Not Responsible for Recitals or Issuance of Subordinated Notes.

The recitals contained herein and in the Subordinated Notes, except the Trustee’s certificate of authentication, will be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Subordinated Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Subordinated Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent will be accountable for the use or application by the Company of the Subordinated Notes or the proceeds thereof. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Subordinated Notes, it will not be accountable for the Company’s use of the proceeds from the Subordinated Notes or any money paid to the Company or upon the Company’s direction under any provision hereof, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Subordinated Notes or any other document in connection with the sale of the Subordinated Notes or under this Indenture other than its certificate of authentication.

Section 505 May Hold Subordinated Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Subordinated Notes and, subject to Section 310(b) and Section 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights that it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other Person.

Section 506 Held in Trust.

Except as provided in Section 302(5), Section 303 and Section 903, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and will be held uninvested. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 507 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time compensation as agreed in writing among the parties hereto for all ordinary services rendered by the Trustee acting in any capacity hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of Trustee’s agents, accountants, consultants, counsel and its other experts employed by it in the exercise and performance of its powers and duties as Trustee), except any such expense, disbursement or advance as may be attributable to the Trustee’s gross negligence or willful misconduct;

(3) additionally, if it should become necessary that the Trustee perform extraordinary services, it shall be entitled to reasonable extra compensation and to reimbursement for reasonable extraordinary expenses in connection therewith; provided that if such extraordinary services or expense are occasioned by the negligence, bad faith, or willful misconduct of the Trustee, it shall not be entitled to such compensation or reimbursement; and

(4) to indemnify, defend, protect and hold each of the Trustee acting in any capacity or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability or expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts) and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 507) and defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that any such loss, liability or expense was due to the Trustee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order. The Trustee will notify the Company promptly of any claim for which it may seek indemnity.

The obligations of the Company under this Section 507 will survive the satisfaction and discharge of this Indenture.

As security for the performance of the obligations of the Company under this Section, the Trustee will have a lien prior to the Subordinated Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or interest on, Subordinated Notes. Such lien will survive the satisfaction and discharge hereof and the resignation or removal of the Trustee.

Any compensation or expense incurred by the Trustee after a default specified by Section 401 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 507 will include any predecessor Trustee, but the negligence or bad faith of any Trustee will not affect the rights of any other Trustee under this Section 507. The provisions of this Section 507 will, to the extent permitted by law, survive any termination of this Indenture (including, without limitation, termination in accordance with any Bankruptcy Laws) and the resignation or removal of the Trustee.

Section 508 Corporate Trustee Required; Eligibility.

(1) There will at all times be a Trustee hereunder that is a corporation, organized and doing business under the laws of the United States, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $30,000,000 and is subject to supervision or examination by federal or state authority. The Trustee will also satisfy the requirements of Section 310(a)(5) of the Trust Indenture Act. If at any time the Trustee will cease to be eligible in accordance with the provisions of this Section, it will resign immediately upon written request therefor by the Company or any Holder in the manner and with the effect hereinafter specified in this Article.

(2) The Trustee will comply with Section 310(b) of the Trust Indenture Act; provided, however, that there will be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Section 509 Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee in accordance with this Article V will become effective until the acceptance of appointment by the successor Trustee in accordance with Section 510.

(2) The Trustee may resign at any time with respect to the Subordinated Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 510 will not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(3) The Trustee may be removed at any time with respect to the Subordinated Notes by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Notes, delivered to the Trustee and the Company.

If at any time:

(a) the Trustee will fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Subordinated Notes after written request therefor by the Company or any Holder who has been a bona fide Holder for at least six months,

(b) the Trustee will cease to be eligible under Section 508 and will fail to resign after written request therefor by the Company or any such Holder, or

(c) the Trustee will become incapable of acting or will be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property will be appointed or any public officer will take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or in accordance with a Board Resolution, may remove the Trustee with respect to the Subordinated Notes, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Subordinated Notes and the appointment of a successor Trustee or Trustees.

(4) If the Trustee will resign, be removed or become incapable of acting, or if a vacancy will occur in the office of Trustee for any cause, with respect to the Subordinated Notes, the Company, by or in accordance with a Board Resolution, will promptly appoint a successor Trustee or Trustees with respect to the Subordinated Notes and will comply with the applicable requirements of Section 510. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Subordinated Notes shall have been appointed by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed will, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 510, become the successor Trustee with respect to the Subordinated Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Subordinated Notes will have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 510, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Subordinated Notes.

(5) The Company will give notice of each resignation and each removal of the Trustee with respect to the Subordinated Notes and each appointment of a successor Trustee with respect to the Subordinated Notes by delivering written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Subordinated Note Register. Each notice will include the name of the successor Trustee with respect to the Subordinated Notes and the address of its Corporate Trust Office.

Section 510 Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Subordinated Notes, such successor Trustee so appointed will execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its fees and expenses, will execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 903, will duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 507.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Subordinated Notes, the Company, the retiring Trustee and such successor Trustee will execute and deliver an indenture supplemental hereto wherein each successor Trustee will accept such appointment and which (i) will contain such provisions as will be necessary or desirable to transfer and confirm to, and to vest in. such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Notes, (ii) if the retiring Trustee is not retiring with respect to all Subordinated Notes, will contain such provisions as will be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Notes will continue to be vested in the retiring Trustee, and (iii) will add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustees co-trustees of the same trust, that each such Trustee will be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee will be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee will become effective to the extent provided therein, such retiring Trustee will have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Subordinated Notes other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Notes; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its fees and expenses with respect to the Subordinated Notes and subject to Section 903 will duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Subordinated Notes, subject to its claim, if any, provided for in Section 507.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No Person will accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person will be qualified and eligible under this Article. No resigning or removed Trustee shall have any liability or responsibility for the action or inaction of any successor Trustee.

Section 511 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder (provided that such corporation will otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Subordinated Notes will have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Subordinated Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Subordinated Notes. In case any Subordinated Notes will not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Subordinated Notes in either its own name or that of its predecessor Trustee.

Section 512 Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to the Subordinated Notes which will be authorized to act on behalf of the Trustee to authenticate Subordinated Notes issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, or in accordance with Section 209, and Subordinated Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Subordinated Notes by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent will be reasonably acceptable to the Company and, except as provided in or under this Indenture, will at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $30,000,000 and is subject to supervision or examination by federal or state authority. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, it will resign immediately upon written request therefor by the Company or any Holder in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, will be the successor of such Authenticating Agent hereunder, provided such corporation will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that will be acceptable to the Company and will deliver written notice of such appointment by first-class mail, postage prepaid, to all

Holders with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Subordinated Note Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 512.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it will be entitled to be reimbursed for such payments, subject to the provisions of Section 507.

The provisions of Section 211, Section 504 and Section 505 will be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed under this Section, the Subordinated Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Subordinated Notes designated herein referred to in the within-mentioned Indenture.

, As Trustee

By
Authenticating Agent

By:
Name:
Title:

Section 513 Preferred Collection of Claims against Company.

If and when the Trustee will be or becomes a creditor of the Company (or any other obligor upon the Subordinated Notes), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VI

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 601 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company will cause to be furnished to the Trustee at least semiannually on [•] [•] and [•] [•] a listing of the Holders dated within 10 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 602 Preservation of Information; Communications to Holders.

The Trustee will comply with the obligations imposed upon it in accordance with Section 312 of the Trust Indenture Act.

Every Holder of Subordinated Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Registrar will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Subordinated Notes in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee will not be held accountable by reason of delivering any material in accordance with a request made under Section 312(b) of the Trust Indenture Act.

Section 603 Reports by Trustee.

(1) Within 60 days after [•] 15 of each year commencing with the first [•]15 following the date of this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee will transmit, in accordance with Section 313(c) of the Trust Indenture Act, a brief report dated as of such [•]15 with respect to any of the events specified in said Section 313(a) and Section 313(b)(2) that may have occurred since the later of the immediately preceding [•]15 and the date of this Indenture.

(2) The Trustee will transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(4) Reports under this Section will be transmitted in the manner and to the Persons required by Section 313(c) and Section 313(d) of the Trust Indenture Act.

Section 604 Reports by Company.

(1) The Company, in accordance with Section 314(a) of the Trust Indenture Act, will:

(a) file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission in accordance with Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports in accordance with either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the

Commission, such of the supplementary and periodic information, documents and reports that may be required in accordance with Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional certificates, information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company in accordance with paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(2) The Company intends to file the reports referred to in Section 604(1) with the Commission in electronic form in accordance with Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system. Compliance with the foregoing, or any successor electronic system approved by the Commission, will constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the provision of Section 604(1) and Trust Indenture Act Section 314(a). Notwithstanding anything to the contrary herein, the Trustee will have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee in accordance with this Section 604(2) will be solely for the purposes of compliance with Section 604(1) and with Trust Indenture Act Section 314(a). The Trustee’s receipt of such reports, information and documents (whether or not filed in electronic form) is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no liability or responsibility for the filing, content or timelines of any report hereunder aside from any report transmitted under Section 603 hereof.

ARTICLE VII

SUCCESSORS

Section 701 Merger, Consolidation or Sale of All or Substantially All Assets.

The Company will not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:

(1) either the Company will be the continuing Person (in the case of a merger), or the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Company will be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and will expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor corporation and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and interest on, all the Outstanding Subordinated Notes and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Subordinated Notes on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result of that transaction as having been incurred by the Company or any Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing; and

(3) either the Company or the successor Person will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such properties and assets were directly owned by the Company, would constitute all or substantially all of the Company’s properties and assets, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 702 Successor Person Substituted for Company.

Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 701, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person will be released from all obligations and covenants under this Indenture and the Subordinated Notes.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 801 Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Subordinated Notes, the Company (when authorized by or in accordance with a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Subordinated Notes;

(2) to add to the covenants of the Company for the benefit of the Holders (as will be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to the Subordinated Notes issued under this Indenture (as will be specified in such supplemental indenture or indentures);

(3) to permit or facilitate the issuance of Subordinated Notes in uncertificated or global form, provided any such action will not adversely affect the interests of the Holders;

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Subordinated Notes and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, in accordance with the requirements of Section 510;

(5) to cure any ambiguity or to correct or supplement any provision herein that may be defective or that may be inconsistent with any other provision herein;

(6) to make any other provisions with respect to matters or questions arising under this Indenture that will not adversely affect the interests of the Holders of then Outstanding Subordinated Notes;

(7) to add any additional Events of Default (as will be specified in such supplemental indenture);

(8) to supplement any of the provisions of this Indenture to such extent as will be necessary to permit or facilitate the Legal Defeasance, Covenant Defeasance and/or satisfaction and discharge of the Subordinated Notes in accordance with Article III, provided that any such action will not adversely affect the interests of any Holder;

(9) to provide for the issuance of Exchange Notes;

(10) to conform any provision in this Indenture to the requirements of the Trust Indenture Act; or

(11) to make any change that does not adversely affect the legal rights under this Indenture of any Holder.

Section 802 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Subordinated Notes, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or in accordance with a Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Subordinated Notes or of modifying in any manner the rights of the Holders under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Subordinated Note affected thereby, will:

(1) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Subordinated Notes;

(2) reduce the principal of or change the Stated Maturity of any Subordinated Notes, or change the date on which any Subordinated Notes may be subject to redemption or reduce the Redemption Price therefore;

(3) make any Subordinated Note payable in money other than Dollars;

(4) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Subordinated Note on or after the due date thereof or to bring suit to enforce such payment;

(5) reduce the percentage in principal amount of the Outstanding Subordinated Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 412 or Section 906 of this Indenture; or

(6) modify any of the provisions of this Section 802, Section 412 or Section 906, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Subordinated Note affected thereby.

It will not be necessary for any Act of Holders under this Section 802 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such Act will approve the substance thereof.

Section 803 Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trust created by this Indenture, the Trustee will be entitled to receive, and (subject to Section 501) will be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions, and that, to the extent applicable pursuant to Section 8.01, such supplemental indenture does not adversely affect the interests of the Holders. The Trustee may, but will not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 804 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article VIII, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder.

Section 805 Reference in Subordinated Notes to Supplemental Indentures.

Subordinated Notes authenticated and delivered after the execution of any supplemental indenture in accordance with this Article VIII may, and will if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company will so determine, new Subordinated Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Subordinated Notes.

Section 806 Effect on Senior Indebtedness.

No supplemental indenture will directly or indirectly modify or eliminate the Subordination Provisions or the definition of “Senior Indebtedness” applicable with respect to the Subordinated Notes in any manner that might terminate or impair the subordination of such Subordinated Notes to such Senior Indebtedness without the prior written consent of each of the holders of such Senior Indebtedness.

Section 807 Conformity with Trust Indenture Act.

Every supplemental indenture executed in accordance with this Article will conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE IX

COVENANTS

Section 901 Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of, and interest on, the Subordinated Notes, in accordance with the terms thereof and this Indenture. Principal and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., Eastern time, on a Business Day immediately prior to any Interest Payment Date, an amount in immediately available funds provided by the Company that is designated for and sufficient to pay all principal and interest then due. The Company will pay all Additional Interest, if any, on the dates and in the amounts set forth in the Registration Rights Agreement.

If Additional Interest is payable by the Company in accordance with the Registration Rights Agreement and paragraph 2 of the Subordinated Notes, the Company will deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing will not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Subordinated Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take such action in accordance with the terms of this Indenture and the Subordinated Notes. If the Company has paid Additional Interest directly to persons entitled to it, the Company will deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 902 Maintenance of Office.

The Company will maintain an office or agency in the Borough of Manhattan, New York, New York or the City of Sandusky, Ohio (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York or Sandusky, Ohio. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee in Kansas City, Missouri as one such office or agency of the Company in accordance with Section 902; provided, however, that no service of legal process on the Company may be made at any office of the Trustee.

Section 903 Money for Subordinated Notes Payments to Be Held in Trust.

If the Company will at any time act as its own Paying Agent, it will, on or before each due date of the principal of, or interest on, any of the Subordinated Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal and interest, as the case may be, so becoming due until such sums will be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company will have one or more Paying Agents, it will, on or prior to each due date of the principal of, or interest on, any Subordinated Notes, deposit with any Paying Agent a sum in Dollars sufficient to pay the principal and interest, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of, or interest on, the Subordinated Notes in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as provided in or under this Indenture;

(2) give the Trustee notice of any default by the Company in the making of any payment of principal, or interest on, the Subordinated Notes; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on, any Subordinated Note and remaining unclaimed for two years after such principal or interest will have become due and payable will be paid to the Company upon a Company Request, or (if then held by the Company) will be discharged from such trust; and the Holder of such Subordinated Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 904 Corporate Existence.

Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate existence of the Company, (ii) the existence (corporate or other) of each Significant Subsidiary and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its Significant Subsidiaries or any such right, license or franchise of the Company or any of its Significant Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Holders.

Section 905 Maintenance of Properties.

The Company will, and will cause each Significant Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section will prevent the Company or any Significant Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company or of any Significant Subsidiary, as the case may be desirable in the conduct of its business.

Section 906 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 902 to Section 905, inclusive, with respect to the Subordinated Notes if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Subordinated Notes, by Act of such Holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition will remain in full force and effect.

Section 907 Company Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 908 Tier 2 Capital.

If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Stated Maturity of the Subordinated Notes, the Company will immediately notify the Trustee and the Holders thereof, and thereafter the Company and the Holders will work together in good faith, subject to the terms of this Indenture, to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital and the Company shall request, subject to the terms of this Indenture, that the Trustee execute and deliver all such agreements as may be reasonably necessary in order to effect any restructuring agreed to by the Company and the Holders; provided, however, that nothing contained in this Section 908 shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 1001(3) hereof.

ARTICLE X

REDEMPTION OF SECURITIES

Section 1001 Applicability of Article.

(1) Except as provided in this Section 1001, the Subordinated Notes are not subject to redemption at the option of the Company. The Subordinated Notes are not subject to redemption at the option of the Holders.

(2) Subject to the receipt of any required regulatory approvals, with corresponding written notice to the Trustee, the Company may, at its option, on any Interest Payment Date on or after December 1, 2026, redeem the Subordinated Notes, in whole or in part.

(3) Subject to the receipt of any required regulatory approvals, the Company may, at its option, redeem, in whole but not in part, the Outstanding Subordinated Notes at any time upon an Investment Company Event, a Tax Event or a Tier 2 Capital Event.

(4) The Redemption Price with respect to any redemption permitted under this Indenture will be equal to 100% of the principal amount of the Subordinated Notes to be redeemed, plus accrued but unpaid interest and Additional Interest, if any, thereon to, but excluding, the Redemption Date.

Section 1002 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Subordinated Notes will be evidenced by a Company Order. In case of any redemption of less than all of the Subordinated Notes, the Company will, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice will be satisfactory to the Trustee, but in any event not less than 45 days prior to the Redemption Date), notify the Trustee, of such Redemption Date and of the principal amount of Subordinated Notes to be redeemed.

In the case of any redemption of Subordinated Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Subordinated Notes or elsewhere in this Indenture or (ii) in accordance with an election of the Company that is subject to a condition specified in the terms of such Subordinated Notes or elsewhere in this Indenture, the Company will furnish to the Trustee an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 1003 Selection by Trustee of Subordinated Notes to be Redeemed.

If less than all of the Subordinated Notes are to be redeemed, the particular Subordinated Notes to be redeemed will be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Subordinated Notes not previously called for redemption unless otherwise required by law or applicable depositary requirements, on a pro rata basis as to the Holders and which may provide for the selection for redemption of portions of the principal amount of Subordinated Notes; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Subordinated Note not redeemed to less than the minimum denomination for a Subordinated Note established in or under this Indenture. In the event a pro rata redemption is not permitted under applicable law or applicable depositary requirements, the Subordinated Notes to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate.

The Trustee will promptly notify the Company and the Registrar (if other than itself) in writing of the Subordinated Notes selected for redemption and, in the case of any Subordinated Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Subordinated Notes will relate, in the case of any Subordinated Notes redeemed or to be redeemed only in part, to the portion of the principal of such Subordinated Notes which has been or is to be redeemed.

Section 1004 Notice of Redemption.

Notice of redemption will be given in the manner provided in Section 105, not less than 30 nor more than 60 days prior to the Redemption Date to the Holders of Subordinated Notes to be redeemed. Failure to give notice by delivering in the manner herein provided to the Holder of any Subordinated Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, will not affect the validity of the proceedings for the redemption of any other Subordinated Notes or portions thereof.

Any notice that is delivered to the Holder of any Subordinated Notes in the manner herein provided will be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption will state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Subordinated Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Subordinated Note or Subordinated Notes to be redeemed,

(4) that, in case any Subordinated Note is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Subordinated Note, the Holder of such Subordinated Note will receive, without charge, a new Subordinated Note or Subordinated Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Subordinated Note or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest and Additional Interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 1006), and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the place or places where such Subordinated Notes are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto, and

(7) the section hereunder providing for such redemption.

The notice of redemption shall include the CUSIP number reference numbers of such Subordinated Notes, if any (or any other numbers used by a Depositary to identify such Subordinated Notes).

Notice of redemption of Subordinated Notes to be redeemed at the election of the Company will be given by the Company or, at the Company’s request delivered at least 10 days before the date such notice is to be given (unless a shorter period will be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.

Section 1005 Deposit of Redemption Price.

On or prior to 11:00 a.m., Eastern time, on any Redemption Date, the Company will deposit, with respect to the Subordinated Notes called for redemption in accordance with Section 1004, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 903) an amount sufficient to pay the Redemption Price of, and (except if the Redemption Date will be an Interest Payment Date) any accrued interest on, all such Subordinated Notes or portions thereof which are to be redeemed on that date.

Section 1006 Subordinated Notes Payable on Redemption Date.

Notice of redemption having been given as provided above, the Subordinated Notes so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued and unpaid interest and Additional Interest, if any, thereon and from and after such date (unless the Company will default in the payment of the Redemption Price and accrued interest, if any) such Subordinated Notes will cease to bear interest. Upon surrender of any such Subordinated Note for redemption in accordance with said notice, such Subordinated Note will be paid by the Company at the Redemption Price, together with any accrued and unpaid interest and Additional Interest, if any, thereon to but excluding the Redemption Date; provided, however, that installments of interest on Subordinated Notes whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Subordinated Notes registered as such on the Regular Record Dates therefor according to their terms and the provisions of Section 210.

If any Subordinated Note called for redemption will not be so paid upon surrender thereof for redemption, the principal, until paid, will bear interest from the Redemption Date at the rate prescribed therefor in the Subordinated Note or, if no rate is prescribed therefor in the Subordinated Note, at the rate of interest, if any, borne by such Subordinated Note.

Section 1007 Subordinated Notes Redeemed in Part.

Any Subordinated Note which is to be redeemed only in part will be surrendered at any office or agency for such Subordinated Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company will execute and the Trustee will authenticate and deliver to the Holder of such Subordinated Note without service charge, a new Subordinated Note or Subordinated Notes, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Subordinated Note so surrendered. If a Global Subordinated Note is so surrendered, the Company will execute, and the Trustee will authenticate and deliver to the Depositary for such Global Subordinated Note as will be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Subordinated Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Subordinated Note so surrendered.

Upon surrender of a Subordinated Note that is redeemed in part, the Company will issue and the Trustee will authenticate for the Holder at the expense of the Company a new Subordinated Note equal in principal amount to the unredeemed portion of the Subordinated Note surrendered representing the same indebtedness to the extent not redeemed. Notwithstanding anything in this Indenture to the contrary, only a Company Order and not an Opinion of Counsel or an Officers’ Certificate of the Company is required for the Trustee to authenticate such new Subordinated Note.

ARTICLE XI

SUBORDINATION OF SECURITIES

Section 1101 Agreement to Subordinate.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Subordinated Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness.

Section 1102 Distribution of Assets.

(1) Upon any distribution of assets of the Company upon any termination, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred upon the Senior Indebtedness and the holders thereof with respect to the Subordinated Notes and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(a) holders of all Senior Indebtedness will first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before the Holders of the Subordinated Notes are entitled to receive any payment upon the principal of or interest on indebtedness evidenced by the Subordinated Notes;

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this Article XI, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Notes, will be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, in accordance with the priorities then existing among holders of Senior Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; it being understood that if the Holders fail to file a proper claim in the form required by any proceeding referred to in this Section 1102(1)(b) prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders, in the form required in any such proceeding; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Subordinated Notes will be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution will be paid over to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment of assets of the Company for all Senior Indebtedness remaining unpaid until all such Senior Indebtedness will have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(2) Subject to the payment in full of all Senior Indebtedness, the Holders will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Subordinated Notes will be paid in full and no such payments or distributions to holders of such Senior Indebtedness to which the Holders would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the holders of Senior Indebtedness will, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article XI are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article XI or elsewhere in this Indenture or any supplemental indenture issued in accordance with Article VIII of this Indenture or in the Subordinated Notes is intended to or will impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of and interest on the Subordinated Notes as and when the same will become due and payable in accordance with their terms or to affect the relative rights of the Holders and creditors of the Company, other than the holders of the Senior Indebtedness, nor, except as otherwise expressly provided in this Indenture and the Subordinated Notes with respect to the limitation on the rights of the Trustee and the Holders, to accelerate the maturity of the Subordinated Notes and pursue remedies upon such an acceleration, will anything herein or in the Subordinated Notes prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Event of Default under the Indenture occurring, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness, in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the Holders will be entitled to conclusively rely upon any order or decree of a court of competent jurisdiction in which such termination, winding up, liquidation or reorganization proceeding is pending or upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. In the absence of any such liquidating trustee, agent or other person, the Trustee will be entitled to conclusively rely upon a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior

Indebtedness, to participate in any payment or distribution in accordance with this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness will be read into this Indenture against the Trustee. The Trustee, however, will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by reason of the execution of this Indenture, or any other supplemental indenture entered into in accordance with Article VIII of this Indenture, and will not be liable to any such holders if it will in good faith mistakenly pay over or distribute to or on behalf of the Holders or the Company moneys or assets to which any holders of Senior Indebtedness will be entitled by virtue of this Article XI or otherwise.

Section 1103 Default With Respect to Senior Indebtedness.

In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness, beyond any applicable grace period, or if any event of default with respect to any Senior Indebtedness will have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default will have been cured or waived or will have ceased to exist, no payment of principal of or interest on the Subordinated Notes, or in respect of any retirement, purchase or other acquisition of any of the Subordinated Notes, will be made by the Company.

Section 1104 No Impairment.

Nothing contained in this Indenture, any other supplemental indenture entered into in accordance with Article VIII of this Indenture, or in any of the Subordinated Notes will: (i) impair, as between the Company and the Holders, the obligations of the Company, to make, or prevent the Company from making, at any time except as provided in Section 1102 and Section 1103, payments of principal of, or interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on, the Subordinated Notes, as and when the same will become due and payable in accordance with the terms of the Subordinated Notes; (ii) affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness; (iii) except as otherwise expressly provided in this Indenture and the Subordinated Notes with respect to the limitation on the rights of the Trustee and the Holders, to accelerate the maturity of the Subordinated Notes and pursue remedies upon such an acceleration, prevent the Holder of any Subordinated Notes or the Trustee from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of such remedy; or (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of, or interest on, the Subordinated Notes or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the third Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice of any event prohibiting the making of such deposit by the Company.

Section 1105 Effectuation of Subordination Provisions.

Each Holder by his acceptance of any Notes authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the Subordination Provisions, and appoints the Trustee such Holder’s attorney-in-fact for such purposes, including, in the event of any termination, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors by the Company, a marshalling of the assets and liabilities of the Company or otherwise) tending toward the liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of the Subordinated Notes in the form required in those proceedings.

Section 1106 Notice to Trustee.

The Company will give prompt written notice to the Trustee of any fact known to the Company that would prohibit the Company from making any payment to or by the Trustee in respect of the Subordinated Notes in accordance with the provisions of this Article XI. The Trustee will not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until a Responsible Officer of the Trustee has received a written notice specifying such default, event of default or other facts signed by an Authorized Officer, or by a holder of Senior Indebtedness or a trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee will, subject to Article V of this Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee will not have received the notice provided for in this Section 1106 at least two Business Days prior to the date upon which, by the terms of the Indenture, any monies will become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Note), then, notwithstanding anything herein to the contrary, the Trustee will have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and will not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Subordinated Notes prior to such application. The foregoing will not apply if the Paying Agent is the Company. The Trustee will be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution in accordance with this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending such evidence being furnished to the Trustee or a judicial determination that such Person has the right to receive such payment.

Section 1107 Trustee Knowledge of Senior Indebtedness.

Notwithstanding the provisions of this Article XI or any other provisions of this Indenture or any other supplemental indenture issued in accordance with Article VIII of this Indenture, neither the Trustee nor any Paying Agent will be charged with knowledge of the existence of any Senior Indebtedness or of any event that would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent has received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder.

Section 1108 Senior Indebtedness to Trustee.

The Trustee will be entitled to all of the rights set forth in this Article XI in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture or any other supplemental indenture issued in accordance with Article VIII of this Indenture will be construed to deprive the Trustee of any of its rights as such holder.

Section 1109 Subordination Not Applicable to Trustee Compensation.

Nothing contained in this Article XI will apply to the claims of, or payments to, the Trustee under Section 507 of this Indenture.

The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

CIVISTA BANCSHARES, INC.

By:	/s/ Dennis G. Shaffer

Name:	Dennis G. Shaffer

Title:	President and Chief Executive Officer

UMB BANK, NATIONAL ASSOCIATION, As Trustee

By:	/s/ Mauri J. Cowen

Name:	Mauri J. Cowen

Title:	Senior Vice President

[Signature Page to Indenture]

EXHIBIT A-1

FORM OF DEFINITIVE SUBORDINATED NOTE

CIVISTA BANCSHARES, INC.

3.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2031

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’) OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO CIVISTA BANCSHARES, INC. (THE “COMPANY”), IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SECURITY, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST

Exhibit A-1 – Page 1

HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THE SECURITIES SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SECURITIES.

Exhibit A-1 – Page 2

No. 2031-[•]	ACCREDITED INVESTOR CUSIP: 178867 AA5 / ISIN: US178867AA53

QIB CUSIP: 178867 AA5/ ISIN: US178867AA53

REGISTERED CUSIP: [•] / ISIN: [•]

CIVISTA BANCSHARES, INC.

3.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2031

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

1. Indenture; Holders. This note is one of a duly authorized issue of notes of Civista Bancshares, Inc., an Ohio corporation (the “Company”), designated as the “3.25% Fixed-to-Floating Rate Subordinated Notes due 2031” (the “Subordinated Notes”) in an aggregate principal amount of $75,000,000 and initially issued on November 30, 2021. The Company has issued this Subordinated Note under that certain Indenture dated as of November 30, 2021, as the same may be amended or supplemented from time to time (“Indenture”), between the Company and UMB Bank, National Association, as Trustee. All capitalized terms not otherwise defined in this Subordinated Note will have the meanings assigned to them in the Indenture. The terms of this Subordinated Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This Subordinated Note is subject to all such terms, and the Holder (as defined below) is referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Subordinated Note irreconcilably conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

2. Payment.

(a) The Company, for value received, promises to pay [________________], or registered assigns (the “Holder”), the principal sum of [•] Dollars (U.S.) ($[•]), plus accrued but unpaid interest on December 1, 2031 (“Stated Maturity”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes, or from the most recent date to which interest has been paid or duly provided for, to but excluding December 1, 2026 or earlier redemption date (as contemplated by Section 5 herein) (the “Fixed Rate Period”), at the rate of 3.25% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on June 1 and December 1 of each year (each, a “Fixed Interest Payment Date”), beginning June 1, 2022, and (ii) from and including December 1, 2026 to, but excluding the Stated Maturity or earlier redemption date (as contemplated by Section 5 herein) (the “Floating Rate Period”), at the rate per annum, reset quarterly, equal to the then-current Three-Month Term SOFR plus a spread of 219 basis points, or such other rate as determined pursuant to the Indenture and as set forth below, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, a “Floating Interest Payment Date”). Notwithstanding the

Exhibit A-1 – Page 3

foregoing, if Three-Month Term SOFR (or other applicable Benchmark) is less than zero, then Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero. An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable. A “Floating Rate Interest Period” means, the period from, and including, each Floating Interest Payment Date to, but excluding, the next succeeding Floating Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including, December 1, 2026 to, but excluding, the next succeeding Floating Interest Payment Date. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(b) Effect of Benchmark Transition Event.

(i) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(ii) Notwithstanding anything set forth in this Section, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the Calculation Agent shall promptly provide notice of such determination to the Holders and the provisions set forth in this Section 2(b) will thereafter apply to all determinations of the interest rate on the Subordinated Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Subordinated Notes for each interest period during the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement plus 219 basis points.

(iii) If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

(c) For purposes hereof:

(i) “Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

Exhibit A-1 – Page 4

(ii) “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if: (i) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date: (i) Compounded SOFR; (ii) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; (iii) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; (iv) the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment. If the Benchmark Replacement, as determined pursuant to clause (i), (ii), (iii) or (iv) above would be less than zero, the Benchmark Replacement will be deemed to be zero.

(iii) “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date: (i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (ii) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and (iii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated floating rate securities at such time.

(iv) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Rate Period,” timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

Exhibit A-1 – Page 5

(v) “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (i) in the case of clause (i) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination; (ii) in the case of clause (ii) or (iii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (iii) in the case of clause (iv) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination. Further, for the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

(vi) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (i) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Calculation Agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible; (ii) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (iv) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. For the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

Exhibit A-1 – Page 6

(vii) “Calculation Agent” means the agent appointed by the Company prior to the commencement of the Floating Rate Period (which may include the Company or any of its affiliates) to act in accordance with Section 213 of the Indenture. The initial Calculation Agent shall be the Company.

(viii) “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with: (i) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that: (ii) if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. Dollar-denominated floating rate securities at such time. For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 219 basis points per annum.

(ix) “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then current Benchmark.

(x) “FRBNY” means the Federal Reserve Bank of New York.

(xi) “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(xii) “interest period” means the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the original issue date of the Subordinated Notes to, but excluding, the applicable Interest Payment Date or the Stated Maturity or date of earlier redemption, if applicable.

(xiii) “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(xiv) “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

(xv) “ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(xvi) “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

Exhibit A-1 – Page 7

(xvii) “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(xviii) “Reference Time” with respect to any determination of a Benchmark means: (i) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

(xix) “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

(xx) “SOFR” means the daily secured overnight financing rate published by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

(xxi) “Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(xxii) “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

(xxiii) “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(xxiv) “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Interest Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

Exhibit A-1 – Page 8

(xxv) “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(d) Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day will become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest (unless, with respect to a Floating Interest Payment Date, such day falls in the next calendar month, in which case the Floating Interest Payment Date will instead be the immediately preceding day that is a Business Day, and interest will accrue to the Floating Interest Payment Date as so adjusted), and no interest will accrue in respect of such payment for the period after such day. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the State of New York are generally authorized or required by law or executive order to be closed.

(e) The Company will pay interest on this Subordinated Note to the Person who is the registered Holder at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, except as provided in Section 210 of the Indenture with respect to Defaulted Interest. This Subordinated Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Subordinated Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Subordinated Note in the case of a payment of interest at Maturity).

3. Paying Agent and Registrar. UMB Bank, National Association, the Trustee (“Trustee”) under the Indenture, will act as the initial Paying Agent and Registrar through its offices presently located at 5555 San Felipe Street, Suite 870, Houston, Texas 77056. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Article XI of the Indenture and will rank pari passu in right of payment with all other Subordinated Notes. Holder, by the acceptance of this Subordinated Note, agrees to and will be bound by such provisions of the Indenture and authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

Exhibit A-1 – Page 9

5. Redemption.

(a) The Company may, at its option, on any Interest Payment Date on or after December 1, 2026, redeem this Subordinated Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem, in whole but not in part, the Subordinated Notes at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event (as defined in the Indenture). Any redemption of this Subordinated Note shall be subject to the prior approval of the Federal Reserve Board (or its designee) or any successor agency, or any bank regulatory agency, to the extent such approval shall then be required by law, regulation or policy. This Subordinated Note is not subject to redemption at the option of the Holder. The Redemption Price with respect to any redemption permitted under this Indenture will be equal to 100% of the principal amount of this Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest and Additional Interest, if any, thereon to, but excluding, the Redemption Date. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Stated Maturity of the Subordinated Notes, the Company will immediately notify the Trustee and the Holders, and thereafter the Company shall request, subject to the terms hereof, that the Trustee and the Holders execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that the foregoing shall not limit the Company’s right to redeem the Subordinated Notes pursuant to the terms of the Subordinated Notes and the Indenture, including upon the occurrence of a Tier 2 Capital Event.

(b) If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holders thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holders. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder shall be redeemed.

(c) Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest shall cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such Redemption Date cease and terminate (unless the Company shall default in the payment of the redemption price), except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. If the Subordinated Notes are represented by Global Subordinated Notes held by DTC and such redemption is processed through DTC, such redemption will be made on a “Pro Rata Pass Through Distribution of Principal” basis in accordance with the procedures of DTC.

6. Events of Default; Acceleration. An “Event of Default” means any one of the events described in Section 401 of the Indenture. If an Event of Default described in Section 401(1) or Section 401(2) of the Indenture occurs, then the principal amount of all of the Outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all Outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices with respect to such

Exhibit A-1 – Page 10

Event of Default. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 401(1) or Section 401(2) of the Indenture, neither the Trustee nor the Holder may accelerate the Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Subordinated Notes then due and payable or to enforce the performance of any provision of the Subordinated Notes or the Indenture.

7. Failure to Make Payments. If the Company fails to make any payment of interest on this Subordinated Note when such interest becomes due and payable and such default continues for a period of 30 days, or if the Company fails to make any payment of the principal of this Subordinated Note when such principal becomes due and payable, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder, the whole amount then due and payable with respect to this Subordinated Note, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to this Subordinated Note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by this Subordinated Note.

Upon an Event of Default, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to this Subordinated Note, or make any payments under any guarantee that ranks equal with or junior to this Subordinated Note, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

8. Denominations, Transfer, Exchange. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of this Subordinated Note may be registered and this Subordinated Note may be exchanged as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture.

Exhibit A-1 – Page 11

9. Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.

10. Persons Deemed Owners. The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

11. Amendments; Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the then Outstanding Subordinated Notes. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the then Outstanding Subordinated Notes, on behalf of the holders of all Subordinated Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note will be conclusive and binding upon such Holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

12. No Impairment. No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) and Additional Interest on this Subordinated Note at the times, place and rate as herein prescribed.

13. Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.

15. Authentication. This Subordinated Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

Exhibit A-1 – Page 12

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

17. Available Information. The Company will furnish to the Holder upon written request and without charge a copy of the Indenture. Requests by Holders to the Company may be made to: Civista Bancshares, Inc., 100 East Water Street, Sandusky, Ohio 44870, Attention: Dennis G. Shaffer, President and Chief Executive Officer.

18. Governing Law. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY LAWS OR PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY THE LAWS OF A DIFFERENT JURISDICTION.

[Signature Page Follows]

Exhibit A-1 – Page 13

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

CIVISTA BANCSHARES, INC.

By:
Dennis G. Shaffer President and Chief Executive Officer

ATTEST:

Name:	Lance A. Morrison
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Subordinated Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of Civista Bancshares, Inc. referred to in the within-mentioned Indenture:

UMB BANK, NATIONAL ASSOCIATION as Trustee

By:

Name:

Title:

Dated:

Trustee Certificate of Authentication – Page 1

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the face of this Subordinated Note) Tax Identification No:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

☐	(1) acquired for the undersigned’s own account, without transfer;

☐	(2) transferred to the Company;

☐	(3) transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐	(4) transferred under an effective registration statement under the Securities Act;

☐	(5) transferred in accordance with and in compliance with Regulation S under the Securities Act;

Assignment Form – Page 1

☐

(6) transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7) transferred in accordance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Paying Agent will refuse to register this Subordinated Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature:

Assignment Form – Page 2

EXHIBIT A-2

FORM OF GLOBAL SUBORDINATED NOTE

CIVISTA BANCSHARES, INC.

3.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2031

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’) OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO CIVISTA BANCSHARES, INC. (THE “COMPANY”), IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.

THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE IDENTIFIED HEREIN.

Exhibit A-2 – Page 1

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SECURITY, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THE SECURITIES SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SECURITIES.

Exhibit A-2 – Page 2

No. 2031-[•]	ACCREDITED INVESTOR CUSIP: 178867 AB3 / ISIN: US178867AB37
QIB CUSIP: 178867 AA5 / ISIN: US178867AA53
REGISTERED CUSIP: [•] / ISIN: [•]

CIVISTA BANCSHARES, INC.

3.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2031

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

1. Indenture; Holders. This note is one of a duly authorized issue of notes of Civista Bancshares, Inc., an Ohio corporation (the “Company”), designated as the “3.25% Fixed-to-Floating Rate Subordinated Notes due 2031” (the “Subordinated Notes”) in an aggregate principal amount of $75,000,000 and initially issued on November 30, 2021. The Company has issued this Subordinated Note under that certain Indenture dated as of November 30, 2021, as the same may be amended or supplemented from time to time (“Indenture”), between the Company and UMB Bank, National Association, as Trustee. All capitalized terms not otherwise defined in this Subordinated Note will have the meanings assigned to them in the Indenture. The terms of this Subordinated Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This Subordinated Note is subject to all such terms, and the Holder (as defined below) is referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Subordinated Note irreconcilably conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

2. Payment.

(a) The Company, for value received, promises to pay to CEDE & CO., or registered assigns (the “Holder”), as nominee of The Depository Trust Company, the principal sum of [•] Million Dollars (U.S.) ($[•],000,000), plus accrued but unpaid interest on December 1, 2031 (“Stated Maturity”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes, or from the most recent date to which interest has been paid or duly provided for, to but excluding December 1, 2026 or earlier redemption date (as contemplated by Section 5 herein) (the “Fixed Rate Period”), at the rate of 3.25% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on June 1 and December 1 of each year (each, a “Fixed Interest Payment Date”), beginning June 1, 2022, and (ii) from and including December 1, 2026 to, but excluding the Stated Maturity or earlier redemption date (as contemplated by Section 5 herein) (the “Floating Rate Period”), at the rate per annum, reset quarterly, equal to the then-current Three-Month Term SOFR plus a spread of 219 basis points, or such other rate as determined pursuant to the Indenture and as set forth below, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year (each, a “Floating Interest Payment Date”). Notwithstanding the foregoing, if Three-Month Term SOFR (or other applicable Benchmark) is less than zero, then Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero. An “Interest Payment Date” is either a Fixed Interest

Exhibit A-2 – Page 3

Payment Date or a Floating Interest Payment Date, as applicable. A “Floating Rate Interest Period” means, the period from, and including, each Floating Interest Payment Date to, but excluding, the next succeeding Floating Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including, December 1, 2026 to, but excluding, the next succeeding Floating Interest Payment Date. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(b) Effect of Benchmark Transition Event.

(i) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(ii) Notwithstanding anything set forth in this Section, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the Calculation Agent shall promptly provide notice of such determination to the Holders and the provisions set forth in this Section 2(b) will thereafter apply to all determinations of the interest rate on the Subordinated Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Subordinated Notes for each interest period during the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement plus 219 basis points.

(iii) If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

(c) For purposes hereof:

(i) “Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

Exhibit A-2 – Page 4

(ii) “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if: (i) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date: (i) Compounded SOFR; (ii) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; (iii) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; (iv) the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment. If the Benchmark Replacement, as determined pursuant to clause (i), (ii), (iii) or (iv) above would be less than zero, the Benchmark Replacement will be deemed to be zero.

(iii) “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date: (i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (ii) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and (iii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated floating rate securities at such time.

(iv) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Rate Period,” timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

Exhibit A-2 – Page 5

(v) “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (i) in the case of clause (i) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination; (ii) in the case of clause (ii) or (iii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (iii) in the case of clause (iv) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination. Further, for the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

(vi) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (i) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Calculation Agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible; (ii) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (iv) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. For the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

(vii) “Calculation Agent” means the agent appointed by the Company prior to the commencement of the Floating Rate Period (which may include the Company or any of its affiliates) to act in accordance with Section 213 of the Indenture. The initial Calculation Agent shall be the Company.

Exhibit A-2 – Page 6

(viii) “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with: (i) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that: (ii) if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. Dollar-denominated floating rate securities at such time. For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 219 basis points per annum.

(ix) “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then current Benchmark.

(x) “FRBNY” means the Federal Reserve Bank of New York.

(xi) “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(xii) “interest period” means the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the original issue date of the Subordinated Notes to, but excluding, the applicable Interest Payment Date or the Stated Maturity or date of earlier redemption, if applicable.

(xiii) “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(xiv) “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

(xv) “ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(xvi) “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

Exhibit A-2 – Page 7

(xvii) “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(xviii) “Reference Time” with respect to any determination of a Benchmark means: (i) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

(xix) “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

(xx) “SOFR” means the daily secured overnight financing rate published by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

(xxi) “Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(xxii) “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

(xxiii) “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(xxiv) “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Interest Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

Exhibit A-2 – Page 8

(xxv) “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(d) Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day will become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest (unless, with respect to a Floating Interest Payment Date, such day falls in the next calendar month, in which case the Floating Interest Payment Date will instead be the immediately preceding day that is a Business Day, and interest will accrue to the Floating Interest Payment Date as so adjusted), and no interest will accrue in respect of such payment for the period after such day. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the State of New York are generally authorized or required by law or executive order to be closed.

(e) The Company will pay interest on this Subordinated Note to the Person who is the registered Holder at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, except as provided in Section 210 of the Indenture with respect to Defaulted Interest. This Subordinated Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Subordinated Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Subordinated Note in the case of a payment of interest at Maturity).

3. Paying Agent and Registrar. UMB Bank, National Association, the Trustee (“Trustee”) under the Indenture, will act as the initial Paying Agent and Registrar through its offices presently located at 5555 San Felipe Street, Suite 870, Houston, Texas 77056. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Article XI of the Indenture and will rank pari passu in right of payment with all other Subordinated Notes. Holder, by the acceptance of this Subordinated Note, agrees to and will be bound by such provisions of the Indenture and authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

5. Redemption.

(a) The Company may, at its option, on any Interest Payment Date on or after December 1, 2026, redeem this Subordinated Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem, in whole but not in part, the Subordinated Notes at any time upon the

Exhibit A-2 – Page 9

occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event (as defined in the Indenture). Any redemption of this Subordinated Note shall be subject to the prior approval of the Federal Reserve Board (or its designee) or any successor agency, or any bank regulatory agency, to the extent such approval shall then be required by law, regulation or policy. This Subordinated Note is not subject to redemption at the option of the Holder. The Redemption Price with respect to any redemption permitted under this Indenture will be equal to 100% of the principal amount of this Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest and Additional Interest, if any, thereon to, but excluding, the Redemption Date. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Stated Maturity of the Subordinated Notes, the Company will immediately notify the Trustee and the Holders, and thereafter the Company shall request, subject to the terms hereof, that the Trustee and the Holders execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that the foregoing shall not limit the Company’s right to redeem the Subordinated Notes pursuant to the terms of the Subordinated Notes and the Indenture, including upon the occurrence of a Tier 2 Capital Event.

(b) If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holders thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holders. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder shall be redeemed.

(c) Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest shall cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such Redemption Date cease and terminate (unless the Company shall default in the payment of the redemption price), except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. If the Subordinated Notes are represented by Global Subordinated Notes held by DTC and such redemption is processed through DTC, such redemption will be made on a “Pro Rata Pass Through Distribution of Principal” basis in accordance with the procedures of DTC.

6. Events of Default; Acceleration. An “Event of Default” means any one of the events described in Section 401 of the Indenture. If an Event of Default described in Section 401(1) or Section 401(2) of the Indenture occurs, then the principal amount of all of the Outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all Outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices with respect to such Event of Default. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 401(1) or Section 401(2) of the Indenture, neither the Trustee nor the Holder may accelerate the Maturity of the Subordinated Notes and make the

Exhibit A-2 – Page 10

principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Subordinated Notes then due and payable or to enforce the performance of any provision of the Subordinated Notes or the Indenture.

7. Failure to Make Payments. If the Company fails to make any payment of interest on this Subordinated Note when such interest becomes due and payable and such default continues for a period of 30 days, or if the Company fails to make any payment of the principal of this Subordinated Note when such principal becomes due and payable, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder, the whole amount then due and payable with respect to this Subordinated Note, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to this Subordinated Note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by this Subordinated Note.

Upon an Event of Default, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to this Subordinated Note, or make any payments under any guarantee that ranks equal with or junior to this Subordinated Note, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

8. Denominations, Transfer, Exchange. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of this Subordinated Note may be registered and this Subordinated Note may be exchanged as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture.

9. Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.

Exhibit A-2 – Page 11

10. Persons Deemed Owners. The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

11. Amendments; Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the then Outstanding Subordinated Notes. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the then Outstanding Subordinated Notes, on behalf of the holders of all Subordinated Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note will be conclusive and binding upon such Holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

12. No Impairment. No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) and Additional Interest on this Subordinated Note at the times, place and rate as herein prescribed.

13. Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.

15. Authentication. This Subordinated Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

Exhibit A-2 – Page 12

17. Available Information. The Company will furnish to the Holder upon written request and without charge a copy of the Indenture. Requests by Holders to the Company may be made to: Civista Bancshares, Inc., 100 East Water Street, Sandusky, Ohio 44870, Attention: Dennis G. Shaffer, President and Chief Executive Officer.

18. Governing Law. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY LAWS OR PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY THE LAWS OF A DIFFERENT JURISDICTION.

[Signature Page Follows]

Exhibit A-2 – Page 13

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

CIVISTA BANCSHARES, INC.

By:
Dennis G. Shaffer
President and Chief Executive Officer

ATTEST:

By:
Name:	Lance A. Morrison
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Subordinated Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of Civista Bancshares, Inc. referred to in the within-mentioned Indenture:

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

Dated:

Trustee’s Certificate of Authentication – Page 1

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the face of this Subordinated Note) Tax Identification No:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

☐	(1) acquired for the undersigned’s own account, without transfer;

☐	(2) transferred to the Company;

☐	(3) transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐	(4) transferred under an effective registration statement under the Securities Act;

☐	(5) transferred in accordance with and in compliance with Regulation S under the Securities Act;

Assignment Form – Page 1

☐

(6) transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7) transferred in accordance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Paying Agent will refuse to register this Subordinated Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature:

Assignment Form – Page 2